Exhibit 99.2

FOURTH QUARTER EARNINGS CALL February 9, 2018

Forward Looking Statements This slide presentation contains statements regarding management’s expectations and objectives for future periods as well as forecasts and estimates regarding the impact of the Tax Cuts and Jobs Act of 2017, 2018 IIC guidance, 2017-2019 capital expenditures, 2017-2019 weighted average ratebase, equity needs and sources, and general earnings sensitivities. It also includes assumptions regarding capital expenditures, authorized rate base, authorized cost of capital, and certain other factors. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from current expectations. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: ï,· the impact of the Northern California wildfires, including the costs of restoration of service to customers and repairs to the Utility’s facilities, and whether the Utility is able to recover such costs through CEMA; the timing and outcome of the wildfire investigations; whether the Utility may have liability associated with these fires; if liable for one or more fires, whether the Utility would be able to recover all or part of such costs through insurance or through regulatory mechanisms, to the extent insurance is not available or exhausted; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency brought an enforcement action and determined that the Utility failed to comply with applicable laws and regulations;ï,· the impact of the Tax Cuts and Jobs Act of 2017, and the timing and outcome of the CPUC decision related to the Utility’s future filings in connection with the impact of the Tax Cuts and Jobs Act of 2017 on the Utility’s rate cases and its implementation plan;ï,· the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; ï,· the timing and outcomes of the TO18 and TO19 rate cases and other ratemaking and regulatory proceedings; ï,· the timing and outcomes of the ex parte OII and the safety culture OII;ï,· the timing and outcome of the Butte fire litigation; the timing and outcome of any proceeding to recover costs in excess of insurance from customers, if any; the effect, if any, that the SED’s $8.3 million citations issued in connection with the Butte fire may have on the Butte fire litigation; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Utility;ï,· whether the CPUC approves the Utility’s application to establish a WEMA to track wildfire expenses and to preserve the opportunity for the Utility to request recovery of wildfire costs in excess of insurance at a future date, and the outcome of any potential request to recover such costs; ï,· whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims;ï,· the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result;ï,· the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;ï,· changes in credit ratings which could, among other things, result in higher borrowing costs and fewer financing options, especially if PG&E Corporation or the Utility were to lose their investment grade credit ratings; andï,· the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2017 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. This presentation is not complete without the accompanying statements made by management during the webcast conference call held on February 9, 2018. The statements in this presentation are made as of February 9, 2018. PG&E Corporation undertakes no obligation to update information contained herein. This presentation, including Appendices, and the accompanying press release were attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the SEC on February 9, 2018 and, along with the replay of the conference call, is also available on PG&E Corporation’s website at www.pgecorp.com. 2

Inverse Condemnation Strategies 3 Requested rehearing of CPUC’s decision in San Diego Gas & Electric’s wildfire cost recovery proceeding Asked trial court in Butte fire case to reconsider interpretation of the application of inverse condemnation Informing lawmakers on impacts of climate change and the need for comprehensive solutions Regulatory Leg

Tax Cuts and Jobs Act Expected Impact

Lower Customer Bills	Annual reduction in customer revenue driven by lower corporate tax rate	**~$500M** annual revenue reduction
Cash Tax Payments	Faster net operating loss amortization and ~1 year acceleration of federal tax payments	**2020** estimated year federal tax payments begin
Ratebase Growth	Higher ratebase growth and increased earnings primarily driven by elimination of bonus depreciation; $500M in 2018 and an additional $300M in 2019	**~$800M** incremental ratebase in 2019
Financing Needs	Higher financing needs driven by incremental ratebase growth; additional equity needs of ~$200M in 2018 and 2019	**~$400M** incremental equity needs through 2019

Tax Cuts and Jobs Act results in lower customer bills and higher ratebase growth

Tax reform implementation is subject to CPUC review.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

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Q4 2017 Earnings Results

	Q4				2017			
	Earnings (millions)		EPS		Earnings (millions)		EPS	
Earnings on a GAAP basis	$	114	$	0.22	$	1,646	$	3.21
Items Impacting Comparability								
Tax Cuts and Jobs Act transition impact [(1)]		147		0.29		147		0.29
Northern California wildfire-related costs		49		0.09		49		0.09
Butte fire-related costs, net of insurance		9		0.02		36		0.07
Pipeline related expenses		7		0.01		52		0.10
Legal and regulatory related expenses		1		-		6		0.01
Fines and penalties		-		-		47		0.09
Diablo Canyon settlement-related disallowance		-		-		32		0.06
GT&S revenue timing impact		-		-		(88)		(0.17)
Net benefit from derivative litigation settlement		-		-		(38)		(0.07)
Earnings from Operations	$	327	$	0.63	$	1,889	$	3.68

Items Impacting Comparability (millions, pre-tax)	Q4		2017	
Northern California wildfire-related costs	$	82	$	82
Butte fire-related costs, net of insurance		15		60
Pipeline related expenses		12		89
Legal and regulatory related expenses		2		10
Fines and penalties		-		71
Diablo Canyon settlement-related disallowance		-		47
GT&S revenue timing impact		-		(150)
Net benefit from derivative litigation settlement		-		(65)

(1) Tax Cuts and Jobs Act transition impact reflects an after-tax amount.

Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 2, Exhibit A for a reconciliation of Earnings per Share ("EPS") on a GAAP basis to Earnings from Operations and Exhibit G for the use of non-GAAP financial measures.

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Q4 2017: Quarter over Quarter Comparison Earnings per Share from Operations $1.40 $1.20 $1.00 $0.80 $0.60 $0.40 $0.20 $0.00 $1.33    ($0.33) ($0.18) ($0.09) ($0.06) ($0.02) ($0.02) ($0.05) $0.05    $0.63    Q4 2016 EPS from Operations Timing of 2015 GT&S Revenue Impact Timing of Taxes Impact of 2017 GRC Decision Timing of Operational Spend CEE Incentive Award Increase in Shares Outstanding Miscellaneous Growth in Rate Base Earnings Q4 2017 EPS from Operations Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 2, Exhibit A for a reconciliation of Earnings per Share (“EPS”) on a GAAP basis to Earnings from Operations and Exhibit G for the use of non-GAAP financial measures. 6

7 Capital Expenditures ($ millions) Authorized Ratebase (weighted average) ($ billions) Return on Equity: 10.25% Equity Ratio: 52% Authorized Cost of Capital* Other Factors Affecting Earnings from Operations *CPUC authorized + Incentive revenues, efficiencies and other benefits - GT&S amounts not requested - Ex parte settlement GT&S revenue adjustment - Insurance premiums CWIP earnings: offset by below-the-line costs See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 2018 General Rate Case 3,900 Gas Transmission and Storage 1,000 Transmission Owner 19 1,400 Total Cap Ex $6.3 billion 2018 General Rate Case 26.1 Gas Transmission and Storage 3.8 Transmission Owner 7.1 Total Ratebase $37.0 billion

2018 Items Impacting Comparability Guidance ($ millions, pre-tax) 2018 Pipeline-related expenses (1) 35—60 Butte fire-related costs (2) 30—60 Northern California wildfire-related costs, net of insurance (3) 35—50 Estimated 2018 Items Impacting Comparability Guidance Total $100—170 (1) Total cost of rights-of-way program expected to range from $450 million to $475 million. (2) Butte fire-related costs reflect legal costs associated with the Butte fire. Range excludes any potential claims-related impacts. (3) Northern California wildfire-related costs, net of insurance reflects legal and other costs associated with the Northern California wildfires. Range excludes any potential claims-related impacts. See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Appendix 2, Exhibit E for PG&E Corporation’s 2018 Items Impacting Comparability Guidance and Exhibit G for Use of Non-GAAP Financial Measures. 8

Robust Cap Ex Supports Strong Returns Capital Expenditures ($ in B) 2017-2019 $6.3B ~$6B $5.8B 2017 Recorded 2018 2019 General Rate Case Gas Transmission & Storage Electric Transmission Owner Range See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 9

Ratebase Supports Strong Returns

2017-2019 Weighted Average Ratebase ($ in B) (1)


~7.5 - 8%
CAGR
$34.4B
$37.0B
~$40B
2017
2018
2019
General Rate Case
Gas Transmission & Storage
Electric Transmission Owner
Range

Base Case Assumptions


2018
2019
GRC
L
2017 GRC Decision
H
2017 GRC Decision
GT&S
L
2015 GT&S Phase 2 Decision
H
2015 GT&S Phase 2 Decision
2019 GT&S Filing
TO
L
TO19 Filing
TO17 Settlement
H
TO19 Filing
Other
Light-Duty Electric Vehicle Infrastructure Program
Approved
Pending and future filings

Potential Future Updates

- 2019 Gas Transmission & Storage rate case
- 2018 and 2019 Transmission Owner rate cases
- Future transportation electrification (e.g., January 2017 medium and heavy duty vehicle filing)
- State infrastructure modernization (e.g., rail and water projects)
- Future storage opportunities

(1) Weighted average ratebase in 2018 and 2019 reflect the estimated impacts from the Tax Cuts and Jobs Act.

Changes from prior quarter noted in blue

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

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Previous Guidance (Internal Programs) + Tax Reform + Items Impacting Comparability Internal Programs (Excluding DRP (1)) + Cash from Dividend Suspension Equity Needs and Sources 11 December 31, 2017 shares outstanding: ~515 million Needs Sources See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. (1) Dividend Reinvestment Plan.

Appendix

Appendix 1 – Incremental Equity Factors 13 (1) Multiplier applies at time of accrual; additional 36% applies at time of cash charge. Incremental Equity Factors for Unrecovered Costs Equity Impacting Event Non-deductible cash charges 100% Cash expenses 72% Non-cash charges (1) 36% Multiplier

Appendix 2 – Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation’s Consolidated Income Available Slides 15-16 for Common Shareholders in Accordance with Generally Accepted    Accounting Principles to Earnings from Operations Exhibit B: Key Drivers of PG&E Corporation’s Earnings per Common Share Slide 17 from Operations Exhibit C: Operational Performance Metrics Slides 18-19 Exhibit D: Sales and Sources Summary Slide 20 Exhibit E: PG&E Corporation’s 2018 Items Impacting Comparability Guidance Slides 21 Exhibit F: 2018 General Earnings Sensitivities Slide 22 Exhibit G: Use of Non-GAAP Financial Measures Slide 23 Exhibit H: Expected Timelines of Selected Regulatory Cases Slides 24-28 14

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Earnings from Operations

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Fourth Quarter and Year to Date, 2017 vs. 2016 (in millions, except per share amounts)	Three Months Ended December 31,				Twelve Months Ended December 31,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
	2017	2016	2017	2016	2017	2016	2017	2016
PG&E Corporation's Earnings on a GAAP basis	**$ 114**	**$ 692**	**$ 0.22**	**$ 1.36**	**$ 1,646**	**$ 1,393**	**$ 3.21**	**$ 2.78**
Items Impacting Comparability: (1)								
Tax Cuts and Jobs Act transition impact (2)	147	-	0.29	-	147	-	0.29	-
Northern California wildfire-related costs (3)	49	-	0.09	-	49	-	0.09	-
Butte fire-related costs, net of insurance (4)	9	27	0.02	0.05	36	137	0.07	0.27
Pipeline related expenses (5)	7	20	0.01	0.04	52	67	0.10	0.13
Legal and regulatory related expenses (6)	1	11	-	0.02	6	43	0.01	0.09
Fines and penalties (7)	-	101	-	0.20	47	307	0.09	0.61
Diablo Canyon settlement-related disallowance (8)	-	-	-	-	32	-	0.06	-
GT&S revenue timing impact (9)	-	(193)	-	(0.38)	(88)	(193)	(0.17)	(0.38)
Net benefit from derivative litigation settlement (10)	-	-	-	-	(38)	-	(0.07)	-
GT&S capital disallowance	-	17	-	0.04	-	130	-	0.26
PG&E Corporation's Earnings from Operations (11)	**$ 327**	**$ 675**	**$ 0.63**	**$ 1.33**	**$ 1,889**	**$ 1,884**	**$ 3.68**	**$ 3.76**

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 40.75 percent, except as indicated below.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) PG&E Corporation, on a consolidated basis, incurred a one-time charge of $147 million during the three and twelve months ended December 31, 2017, as a result of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. The Utility's charge of $64 million was related to deferred tax assets not reflected in authorized revenue requirements, such as deferred tax assets associated with disallowed plant, and PG&E Corporation's charge of $83 million was primarily related to net operating loss carryforwards and compensation-related deferred tax assets.

(3) The Utility incurred costs of $82 million (before the tax impact of $33 million) during the three and twelve months ended December 31, 2017, associated with the Northern California wildfires. This includes charges of $64 million (before the tax impact of $26 million) for the three and twelve months ended December 31, 2017, for the reinstatement of liability insurance coverage and $18 million (before the tax impact of $7 million) during the three and twelve months ended December 31, 2017, for legal and other expenses.

(in millions, pre-tax)	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Liability Insurance	$ 64	$ 64
Legal and Other	18	18
Northern California wildfire-related costs	$ 82	$ 82

(4) The Utility incurred costs, net of insurance, of $15 million (before the tax impact of $6 million) and $60 million (before the tax impact of $24 million) during the three and twelve months ended December 31, 2017, respectively, associated with the Butte fire. This includes accrued charges of $350 million (before the tax impact of $143 million) during the twelve months ended December 31, 2017, related to estimated third-party claims. The Utility also incurred charges of $15 million (before the tax impact of $6 million) and $60 million (before the tax impact of $25 million) during the three and twelve months ended December 31, 2017, respectively, for legal costs. These costs were partially offset by $350 million (before the tax impact of $143 million) recorded during the twelve months ended December 31, 2017, for expected insurance recoveries.

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Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Earnings from Operations

Page 2 of 2

(in millions, pre-tax)	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Third-party claims	$ -	$ 350
Legal costs	15	60
Insurance recoveries	-	(350)
Butte fire-related costs, net of insurance	$ 15	$ 60

(5) The Utility incurred costs of $12 million (before the tax impact of $5 million) and $89 million (before the tax impact of $37 million) during the three and twelve months ended December 31, 2017, respectively, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(6) The Utility incurred costs of $2 million (before the tax impact of $1 million) and $10 million (before the tax impact of $4 million) during the three and twelve months ended December 31, 2017, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(7) The Utility incurred costs of $71 million (before the tax impact of $24 million) during the twelve months ended December 31, 2017, for fines and penalties. This includes costs of $32 million (before the tax impact of $13 million) during the twelve months ended December 31, 2017, associated with safety-related cost disallowances imposed by the California Public Utilities Commission ("CPUC") in its April 9, 2015 decision ("San Bruno Penalty Decision") in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the twelve months ended December 31, 2017, for penalty imposed by the CPUC in its final phase two decision of the 2015 Gas Transmission and Storage ("GT&S") rate case for prohibited ex parte communications. In addition, the Utility recorded $24 million (before the tax impact of $5 million) during the twelve months ended December 31, 2017, in connection with the proposed decision ("PD") in the Order Instituting an Investigation into Compliance with Ex Parte Communication Rules ("ex parte OII").

(in millions, pre-tax)	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Charge for disallowed expense	$ -	$ 32
GT&S ex parte penalty	-	15
Ex parte OII PD (tax deductible)	-	12
Ex parte OII PD (not tax deductible)	-	12
Fines and penalties	$ -	$ 71

(8) Consistent with the CPUC decision adopted on January 11, 2018 in connection with the retirement of the Diablo Canyon Power Plant, the Utility recorded a disallowance of $47 million (before the tax impact of $15 million) during the twelve months ended December 31, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million).

(9) As a result of the CPUC's final phase two decision in the 2015 GT&S rate case, during the twelve months ended December 31, 2017, the Utility recorded revenues of $150 million (before the tax impact of $62 million) in excess of the 2017 authorized revenue requirement, which includes the final component of under-collected revenues retroactive to January 1, 2015.

(10) PG&E Corporation recorded proceeds from insurance, net of plaintiff payments, of $65 million (before the tax impact of $27 million) during the twelve months ended December 31, 2017, associated with the settlement agreement in connection with the shareholder derivative litigation that was approved by the court on July 18, 2017. This includes $90 million (before the tax impact of $37 million) for insurance recoveries partially offset by $25 million (before the tax impact of $10 million) for plaintiff legal fees paid in connection with the settlement during the twelve months ended December 31, 2017.

(11) "Earnings from operations" is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.

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Exhibit B: Key Drivers of PG&E Corporation's Earnings per Common Share ("EPS") from Operations

Fourth Quarter and Year to Date, 2017 vs. 2016
(in millions, except per share amounts)

	Three Months Ended December 31, 2017		Twelve Months Ended December 31, 2017	
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings Common Share (Diluted)
2016 Earnings from Operations [1]	$ 675	$ 1.33	$ 1,884	$ 3.76
Timing of 2015 GT&S revenue impact [2]	(172)	(0.33)	-	-
Timing of taxes [3]	(90)	(0.18)	-	-
Impact of 2017 GRC decision [4]	(47)	(0.09)	(139)	(0.27)
Timing of operational spend [5]	(31)	(0.06)	-	-
CEE Incentive Award [6]	(10)	(0.02)	(10)	(0.02)
Increase in shares outstanding	-	(0.02)	-	(0.08)
Tax benefit on stock compensation [7]	-	-	31	0.06
Miscellaneous	(23)	(0.05)	20	0.03
Growth in rate base earnings [8]	25	0.05	103	0.20
2017 Earnings from Operations [1]	**$ 327**	**$ 0.63**	**$ 1,889**	**$ 3.68**

(1) See Exhibit A for a reconciliation of EPS on a GAAP basis to EPS from Operations. All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 40.75 percent, except for tax benefits on stock compensation. See Footnote 3 below.
(2) Represents the impact in 2016 of the delay in the Utility's 2015 GT&S rate case. The CPUC issued its final phase two decision on December 1, 2016, delaying recognition of the full 2016 revenue increase until the fourth quarter of 2016.
(3) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740 and results from variances in the percentage of quarterly earnings to annual earnings.
(4) Represents the impact of lower tax repair benefits as a result of the CPUC's final decision in the 2017 GRC proceeding.
(5) Represents timing of operational expense spending during the three months ended December 31, 2017 as compared to the same period in 2016.
(6) Represents the Customer Energy Efficiency ("CEE") incentive award received during the fourth quarter of 2016, with no similar amount in 2017. The 2017 award of $21.9 million was fully offset by the reduction approved by the CPUC related to the rehearing of the 2006 – 2008 CEE incentive awards.
(7) Represents the excess tax benefit related to share-based compensation awards that vested during the twelve months ended December 31, 2017. Pursuant to ASU 2016-09, *Compensation – Stock Compensation (Topic 718)*, which PG&E Corporation and the Utility adopted in 2016, excess tax benefits associated with vested awards are reflected in net income.
(8) Represents the impact of the increase in rate base authorized in various rate cases, including the 2017 General Rate Case ("2017 GRC"), during the three and twelve months ended December 31, 2017 as compared to the same periods in 2016.

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Exhibit C: Operational Performance Metrics 2017 Performance Results 2017 Actual 2017 Target Meets Target (1) Safety (includes both public and employee safety metrics) Nuclear Operations Safety Unit 1 Performance Indicator 97.0 90.5 ï Unit 2 Performance Indicator 90.0 87.6 ï Electric Operations Safety Electric Overhead Conductor Index 1.142 1.000 ï 911 Emergency Response 96.6% 97.5%—Gas Operations Safety Gas In-Line Inspection and Upgrade Index 1.9 1.0 ï Gas Dig-ins Reduction 1.89 1.92 ïï€ Gas Emergency Response 20.4 21.0 ï Employee Safety SIF Corrective Action Index 2.0 1.0 ï Serious Preventable Motor Vehicle Incident Rate 0.287 0.239—Timely Reporting of Injuries 69.3% 71.3%—Customer Customer Satisfaction Score 75.6 76.4—System Average Interruption Duration Index (SAIDI) 114.0 107.0—Financial Earnings from Operations $1,888.9 See note (1) See note (1) See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2017 Short Term Incentive Plan (“STIP”) are based on the same operational metrics and targets. (1) The 2017 target for earnings from operations is not publicly reported but is consistent with the guidance range provided for 2017 EPS from operations of $3.55 to $3.75. 18

Definitions of 2017 Operational Performance Metrics from Exhibit C Safety Public and employee safety are measured in four areas: (1) Nuclear Operations Safety, (2) Electric Operations Safety, (3) Gas Operations Safety, and (4) Employee Safety. 1. The safety of the Utility’s nuclear power operations, Unit 1 and Unit 2, is an index comprised of 11 performance indicators for nuclear power generation that are regularly benchmarked against other nuclear power generators. 2. The safety of the Utility’s electric operations is represented by (a) work that supports the safe reliable operations of the overhead electric system, and (b) the percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential Utility electric hazard. 3. The safety of the Utility’s natural gas operations is represented by (a) the ability to complete planned in-line inspections and pipeline retrofit projects, measured by two equally weighted components of In-Line Inspections and In-Line Upgrades; (b) the number of third party “dig-ins” (i.e., damage resulting in repair or replacement of underground facility) to Utility gas assets per 1,000 Underground Service Alert tickets; and (c) the timeliness (measured in minutes) of on-site response to gas emergency service calls. 4. The safety of the Utility’s employees is represented by (a) measuring the timely and quality completion of planned actions in response to Serious Injuries and Fatalities (SIF), (b) the number of serious preventable motor vehicle incidents that the driver could have reasonably avoided, per one million miles driven, and (c) the percentage of work-related injuries reported to the 24/7 Nurse Report Line within one day of the incident. Customer Customer satisfaction and service reliability are measured by: 1. The overall satisfaction (measured as a score of zero to 100) of customers with the products and services offered by the Utility, as measured through a quarterly survey performed by an independent third-party research firm. 2. The total time (measured in minutes) the average customer is without electric power during a given time period. Financial Earnings from Operations (shown in millions of dollars) measures PG&E Corporation’s earnings power from ongoing core operations. This allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability). Earnings from Operations are not calculated in accordance with GAAP. For a reconciliation of Consolidated Income Available for Common Shareholders as reported in accordance with GAAP to Earnings from Operations, see Exhibit A. 19

Exhibit D: Pacific Gas and Electric Company Sales and Sources Summary Fourth Quarter and Year to Date, 2017 vs. 2016    Three Months Ended December 31, Twelve Months Ended December 31, 2017 2016 2017 2016 Sales from Energy Deliveries (in millions kWh) 19,311 19,531 82,226 83,017 Total Electric Customers at December 31 5,384,525 5,349,691 Total Gas Sales (in Bcf) 201 189 761 782 Total Gas Customers at December 31 4,467,657 4,442,379 Sources of Electric Energy (in millions kWh) Total Utility Generation 9,276 8,504 34,513 32,916 Total Purchased Power 2,845 8,999 28,750 41,324 Total Electric Energy Delivered (1) 19,311 19,531 82,226 83,017 Diablo Canyon Performance Overall Capacity Factor (including refuelings) 100% 99% 91% 96% Refueling Outage Period None None 4/23-6/23 4/30-6/2 Refueling Outage Duration during the Period None None 61 33 (1) Includes other sources of electric energy totaling 7,190 million kWh and 2,028 million kWh for the three months ended December 31, 2017 and 2016, respectively, and 18,963 million kWh and 8,777 million kWh for the twelve months ended December 31, 2017 and 2016, respectively. Please see the 2017 Annual Report on Form 10-K for additional information about operating statistics. 20

Exhibit E: PG&E Corporation’s 2018 Items Impacting Comparability (“IIC”) Guidance 2018 IIC Guidance (in millions, after-tax) Low High Estimated Items Impacting Comparability: (1) Pipeline-related expenses (2) $ 43 $ 25 Butte fire-related costs (3) $ 43 22 Northern California wildfire-related costs, net of insurance (4) $ 36 25 Estimated IIC Guidance $ 122 $ 72 All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent, except as indicated below. (1) “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures. (2) “Pipeline-related expenses” includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high earnings guidance range is $17 million and $10 million, respectively.    2018    Low earnings High earnings (in millions, pre-tax) guidance range guidance range Pipeline-related expenses $ 60 $ 35 (3) “Butte fire-related costs” refers to legal costs associated with the Butte fire. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high earnings guidance range is $17 million and $8 million, respectively.    2018    Low earnings High earnings (in millions, pre-tax) guidance range guidance range Butte fire-related costs $ 60 $ 30 (4) “Northern California wildfire-related costs, net of insurance” refers to the legal and other costs associated with the Northern California wildfires, net of insurance. The total pre-tax range of estimated costs is shown below. The total offsetting tax impact for the low and high earnings guidance range is $13 million and $10 million, respectively.    2018    Low earnings High earnings (in millions, pre-tax) guidance range guidance range Legal and Other $ 150 $ 100 Insurance recoveries (100) (65) Northern California wildfire-related costs, net of insurance $ 50 $ 35 Actual financial results for 2018 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. 21

Exhibit F: 2018 General Earnings Sensitivities PG&E Corporation and Pacific Gas and Electric Company Variable Description of Change Estimated 2018 Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on equity (ROE) +/- 0.1% change in allowed ROE +/- $19 million Share count +/- 1% change in average shares +/- $0.04 per share +/- $7 million change in at-risk revenue (pre-tax), including Revenues +/- $0.01 per share Electric Transmission and Gas Transmission and Storage    These general earnings sensitivities with respect to factors that may affect 2018 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. 22

Exhibit G: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. “Earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire-related costs and insurance recoveries, net benefits from the derivative litigation settlement, impacts of the 2015 GT&S rate case, the Diablo Canyon settlement-related disallowance, costs and insurance recoveries related to the Northern California wildfires, and the transition impact of the Tax Cuts and Jobs Act. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance. Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. 23

Exhibit H: Pacific Gas and Electric Company Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
2017 General Rate Case (Phase I)	A. 15-09-001	Sep 1, 2015 – Application Filed Oct 29, 2015 – Prehearing conference Jan 22, 2016 – PG&E Supplemental Testimony on gas distribution recordkeeping Feb 22, 2016 – PG&E Supplemental Testimony on updated tax forecast, labor escalation Apr 8, 2016 – ORA testimony Apr 29, 2016 – Intervenor testimony May-Jun, 2016 – Settlement discussions May 2016 – Public participation hearings May 27, 2016 – Rebuttal testimony Aug 3, 2016 – Settlement with all parties that filed testimony submitted Feb 27, 2017 – Proposed decision issued May, 2017 – Final decision issued
Transmission Owner Rate Case (TO19)	ER17-2154	Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018 Sep 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, and establishing settlement process Oct 23, 2017 – FERC settlement conference May 2018 – Additional FERC settlement conference anticipated
Transmission Owner Rate Case (TO18)	ER16-2320	Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017 Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process Oct 19, 2016 – FERC settlement conference Oct 30, 2016 – CPUC seeks rehearing of FERC's grant of 50 bp ROE adder for CAISO participation Feb 7-8, 2017 – FERC settlement conference Mar 16, 2017 – Parties reached impasse in settlement discussions Jan 9, 2018 – Hearings begin Jun 1, 2018 – Initial decision expected
Safety Culture and Governance Order Instituting Investigation	I.15-08-019	Sep 2, 2015 – OII issued Oct 30, 2015 – PG&E submits discovery responses to SED Dec 15, 2015 – PG&E submits discovery responses to SED Jan 25, 2016 – PG&E submits discovery responses to SED Apr 2016 – CPUC hires NorthStar as consultant for investigation Apr 26-27, May 10-12, 2016 – Orientation presentations with SED and NorthStar staff May 2016-Mar 2017 – Ongoing discovery (data requests, interviews, site visits, and demos) from NorthStar May 8, 2017 – President Picker Phase II Scoping Memo and NorthStar Assessment Report Issued Aug 1, 2017 – Prehearing Conference Scheduled Nov 17, 2017 - President Picker issued Assigned Commissioner Ruling on Schedule and Scope of Testimony Jan 8, 2018 – PG&E Prepared Testimony submitted Jan 24, 2018 – President Picker Ruling on Procedural Schedule for Comments on Hearings Jan 24, 2018 – Proceeding Reassigned to ALJ Allen Jan 26, 2018 – Procedural Schedule Suspended Jan 29, 2018 – ALJ Ruling on Modified Procedural Schedule Feb 16 2018 – Parties Prepared Testimony Due Feb 23, 2018 – PG&E Rebuttal Testimony Due Mar 2, 2018 – Comments on Evidentiary Hearings Due

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Exhibit H: Pacific Gas and Electric Company Expected Timelines of Selected Regulatory Cases Regulatory Case Docket # Key Dates 2015 Electric Distribution Resources Plan A.15-07-006, Aug 13, 2014 – Commission issues OIR directing utilities to file Electric Distribution Resources Plans (DRP) R.14-08-013 Sep 5, 2014 – Comments on OIR Sep 17, 2014 – Workshop I Sep 22, 2014 – Reply Comments on OIR Nov 17, 2014 – Draft Guidance Issued Dec 12, 2014 – Comments on Draft Guidance Jan 8, 2015 – Workshop II Feb 6, 2015 – Final Guidance Ruling issued Apr 13, 2015 – Workshop III Jul 1, 2015 – PG&E files Electric Distribution Resources Plan Aug 31, 2015 – Protests/comments due Sep 15, 2015 – Replies to protests due Sep 30, 2015 – Prehearing Conference Nov 6, 2015 – Joint IOU/CAISO Workshop Nov 9-10, 2015 – Integration Capacity Analysis (ICA) Workshop Dec 3, 2015 – ICA Workshop Report filed Jan 8, 2016 – ALJ Ruling inviting pre-workshop comments to Locational Net Benefits Analysis (LNBA) methodologies and Demonstration Project (Demo) B Jan 26, 2016 – Pre-LNBA Workshop Comments Filed Jan 27, 2016 – ACR/ALJ Ruling issuing Scope and Schedule Feb 1, 2016 – LNBA, Alternate Proposal and Related Demo B Workshop Feb 4, 2016 – Case reassigned to ALJ Kelly Mar 2016 – Workshop on Field Demos C-F Apr 2016 – DRP/IDER workshop to discuss sourcing mechanisms in Field Demos C-F May 2016 – Comments on Field Demos C-F and alternatives Jul 2016 – Proposed Decision on Field Demos C-F Aug 2016 – Final Decision on Field Demos C-F Sep 2016 – Begin Field Demos C-F Jan 24, 2017 – Grid Modernization Workshop Feb 9, 2017 – Decision on Field Demos C and D Feb 27, 2017 – Decision on DER Growth Scenario and Distribution Load Forecasting schedule Mar 4, 2017 – PG&E filed updated Demo C project Mar 8, 2017 – LNBA Working Group Final Report issued Mar 15, 2017 – ICA Working Group Final Report issued Apr 7, 2017 – PG&E filed DER forecasting methodology and assumptions Apr 19, 2017 – Decision on scope of long–term refinements to ICA and LNBA May 15, 2017 – Working group on ICA and LNBA long–term refinements May 16, 2017 – CPUC Staff whitepaper on Grid Modernization Jun 5, 2017 – Grid Modernization workshop 25

Exhibit H: Pacific Gas and Electric Company Expected Timelines of Selected Regulatory Cases

PG&E

Regulatory Case	Docket #	Key Dates
2015 Electric Distribution Resources Plan (DRP)	A.15-07-006, R.14-08-013	Jun 15, 2017 – Decision on PG&E's revised Field Demo D Jun 19, 2017 – PG&E filed comments on CPUC Staff's Grid Modernization Whitepaper Jun 22, 2017 – Decision requiring IOUs to file assumptions and framework details on DER growth forecasting and disaggregation Jun 28, 2017 – PG&E filed assumptions and framework details on DER growth forecasting and disaggregation Jun 30, 2017 – Decision requesting IOU comments on Energy Division staff proposal on the Distribution Investment Deferral Framework Mid Jul, 2017 – Comments on CPUC Decision approving Field Demo C Late Jul 2017 – Decision on IOU DER Growth Scenarios for distribution planning Late Jul 2017 – Comments due on Energy Division's Distribution Investment Deferral Framework whitepaper Aug 2017 – Reply Comments on Energy Division's Distribution Investment Deferral Framework whitepaper Aug 2017 – Reply Comments on CPUC Decision approving Field Demo C Oct 6, 2017 – Decision on ICA and LNBA use cases Q3 2017 – Proposed Decision on DER Growth scenarios assumptions and framework Q1 2018 – Proposed Decision on ICA and LNBA long-term refinements
Catastrophic Event Memorandum Account (CEMA) 2016	A. 16-10-019	Oct 31, 2016 – Application filed and testimony served Dec 5, 2016 – Protests or responses Dec 12, 2016 – Reply to protests or responses Dec 19, 2016 – Prehearing conference Oct 3, 2017 – Intervenor testimony Oct 24, 2017 – Rebuttal testimony Nov 6-9, 2017 – Hearings Dec 5, 2017 – Opening Briefs Dec 22, 2017 – Reply Briefs Jan 4, 2018 – All Party Settlement Agreement filed Q1, 2018 – Proposed Decision Q2, 2018 – Final Decision
2017 Integrated Resource Plan / Long Term Procurement Plan	R.16-02-007	Feb 11, 2016 – CPUC opens Order Instituting Rulemaking Mar 14, 2016 – Comments due on OIR May 26, 2016 – Scoping Memo Issued Jun 14, 2016 – Workshop on E3's Pathways Study hosted by State Agencies Jun 23, 2016 – CPUC transfers significant modeling issues from legacy LTPP proceeding to R.16-02-007 proceeding (D.16-06-042) Aug 11, 2016 – Staff Preliminary Proposal for an Integrated Resource Plan (IRP) Process Issued Aug 23, 2016 – California Air Resources Board and CPUC Joint Workshop on ARB's 2030 Scoping Plan Update for the Energy Sector Aug 31, 2016 – Parties submit comments on Staff's Preliminary Proposal for an IRP Process Sep 26, 2016 – Workshop on Staff's Preliminary Proposal for an IRP Process Oct 5, 2016 – Technical Advisory Group formed on modeling-related activities Dec 2016 – Final Proposal for an IRP Process Issued by Staff Sep 19, 2017 – Draft Reference System Plan issued Dec 28, 2017 – Proposed Decision issued 1Q 2018 – Decision adopting Reference System Plan 3Q 2018 – Load Serving Entities file individual Integrated Resource Plans

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Exhibit H: Pacific Gas and Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Integration of Distributed Energy Resources	R.14-10-003	Sep 22, 2015 – Decision to expand scope to include distributed energy resources (DERs) on system side of customer's meter Mar 24, 2016 – Working Group established to focus on contracting of DER products and services Apr 4, 2016 – Assigned Commissioner Ruling (ACR) introducing a regulatory incentive proposal for DER deployment Sep 1, 2016 – Amended Scoping Memo and Ruling re-categorizing all activities as rate-setting Sep 22, 2016 – Workshop to begin considering societal cost test for DERs, including values of avoided societal costs Dec, 2016 – Final Decision on competitive solicitation framework and regulatory incentives. Mar 23, 2017 – PG&E and other IOUs filed opening comments on a ruling on Energy Division's Societal Cost Test (SCT) proposal. Apr 6, 2017 – PG&E filed joint IOU reply comments on Energy Division's SCT proposal Apr 17, 2017 – PG&E files comments on interim greenhouse gas adder for SCT Apr 24, 2017 – PG&E filed joint IOU reply comments interim greenhouse gas adder for SCT May 16, 2017 – Joint IOUs filed motion for hearing on the SCT proposals Jun 16, 2017 – Ruling denying IOU's request for hearings on the SCT proposals and instead establishing a Workshop Jun 22, 2017 – Proposed Decision to allow a 1–year waiver to updating the Avoided Cost Calculator Jul 2017 – filed Advice Letter for DER Incentive Pilot Aug 8, 2017 – Workshop on Energy Division's SCT proposal Aug 10, 2017 – Expected decision allowing a 1–year waiver to updated the Avoided Cost Calculator
Diablo Canyon Retirement Joint Proposal Application	A.16-08-006	Aug 11, 2016 – Application Filed Sep 15, 2016 – Intervenor Protests Oct 6, 2016 – Prehearing Conference Oct 20, 2016 – Public Participation Hearings in San Luis Obispo Dec 8, 2016 – Workshop at CPUC Dec 28, 2016 – Community Impact Mitigation Settlement Filed with CPUC Jan 27, 2017 – Intervenor Testimony & Comments On CIMP Settlement Mar 17, 2017 – Rebuttal Testimony & PG&E's Response To Comments On CIMP Settlement Apr 18-28, 2017 – Evidentiary Hearings May 23, 2017 - License Renewal Project and Future Cancelled Project Settlement Agreement Filed May 26, 2017 – Opening Briefs Jun 16, 2017 – Reply Briefs Jun 22, 2017 – Opening Comments on the License Renewal Project and Future Cancelled Project Settlement Agreement Jul 7, 2017 – Reply Comments on the License Renewal Project and Future Cancelled Project Settlement Agreement Sep 14, 2017 – Public Participation Hearings Nov 28, 2017 – Final Oral Argument Jan 11, 2018 – Final Decision issued
Ex Parte Order Instituting Investigation and Order to Show Cause	I.15-11-015	Nov 23, 2015 – OII issued Dec 3, 2015 – City of San Bruno, City of San Carlos and TURN comments on need for evidentiary hearings, issues and schedule in the proceeding Jan 8, 2016 – ALJ Bushey orders meet and confer among parties and sets prehearing conference date Jan 27, 2016 – Parties meet to discuss issues for hearing and briefing Jan 28, 2016 – PG&E (on behalf of parties) submits joint report on meet and confer to determine hearing issues Feb 26, 2016 – Status report on resolving hearing issues due to Commission Mar 1, 2016 – Prehearing conference

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Exhibit H: Pacific Gas and Electric Company Expected Timelines of Selected Regulatory Cases Regulatory Case Docket # Key Dates Ex Parte Order Instituting Investigation and I.15-11-015 Apr 18, 2016 – Joint meet and confer report filed by parties Order to Show Cause Apr 20, 2016 – Prehearing conference May 20, 2016 – Opening briefs on inclusion of additional emails (“Category 3”) Jun 10, 2016 – Reply briefs on inclusion of Category 3 emails Jul 12, 2016 – Revised scoping memo Sep 2016 – Status conference to set schedule for rest of proceeding Jan 2017 – Commission grants two month extension to allow for additional settlement discussions Mar 28, 2017 – PG&E, Cities of San Bruno and San Carlos, ORA, SED, and TURN submit joint settlement agreement Jun 23, 2017 – Per an ALJ Ruling, PG&E submits supplemental briefing on joint settlement agreement Sep 1, 2017 – Proposed Decision Sep 21, 2017 – PG&E’s Comments on Proposed Decision and Motion to File Under Seal Sep 29, 2017 – Parties Request for Extension of Time to Respond to PG&E Motion Oct 2, 2017 – PG&E Status Report to ALJ Mason Oct 18, 2017 – PG&E Second Status Report to ALJ Mason Nov 1, 2017 – PG&E’s Third Status Report to ALJ Mason Nov 1, 2017 – Parties Comments Adopting the Proposed Modified Settlement Nov 11, 2017 – PG&E Comments on Proposed Decision Modifying the Adopted Settlement Dec 14, 2017 – Commission Decision Extending the Statutory Deadline Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2017. 28